Exhibit 21.1

Subsidiaries of Maguire Properties, Inc.

Name	Jurisdiction of Incorporation/ Formation
Maguire Properties, L.P.	Maryland
Maguire Properties Services, Inc.	Maryland
Maguire Properties - Solana Services, L.P.	Texas
MP - Solana Services GP, LLC	California
MP - Solana Services LP, LLC	California
New BHE, LLC	Delaware
Bunker Hill Junior Mezzanine, LLC	Delaware
Bunker Hill Senior Mezzanine, LLC	Delaware
Library Square Associates, LLC	Delaware
Maguire Properties - 555 W. Fifth Senior Mezzanine, LLC	Delaware
Maguire Properties - 555 W. Fifth Junior Mezzanine, LLC	Delaware
Maguire Properties - 555 W. Fifth, LLC	Delaware
Maguire Properties - 808 S. Olive Senior Mezzanine, LLC	Delaware
Maguire Properties - 808 S. Olive Junior Mezzanine, LLC	Delaware
Maguire Properties - 808 S. Olive, LLC	Delaware
North Tower Manager, LLC	Delaware
North Tower Member, LLC	Delaware
North Tower, LLC	Delaware
Maguire Partners - 355 S. Grand, LLC	Delaware
Maguire Partners - Plaza Las Fuentes, LLC	Delaware
Maguire Properties - Glendale, LLC	California
Maguire Properties - Glendale Center, LLC	California
Maguire Properties - 611 N. Brand, LLC	Delaware
Maguire Properties - Glendale II, LLC	Delaware
Maguire/Cerritos I, LLC	Delaware
Maguire Properties - One Cal Plaza, LLC	Delaware
Maguire Properties - Park Place, LLC	Delaware
Maguire Properties - Park Place Shops, LLC	Delaware
Maguire Properties - Park Place Parking, LLC	Delaware
Maguire Properties - Park Place Hotel, LLC	Delaware
Maguire Properties - 3121 Michelson, LLC	Delaware
Maguire Properties - 3161 Michelson, LLC	Delaware
Maguire Properties - Park Place SP Development, LLC	Delaware
Maguire Properties - Park Place Master Development, LLC	Delaware
Maguire Properties - Lantana South, LLC	Delaware
Maguire Properties - Lantana North, LLC	Delaware
Maguire Properties - Irvine MV Campus, LLC	Delaware
Maguire Properties - Irvine MV Development, LLC	Delaware